Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Rackspace Technology, Inc. of our report dated May 6, 2020, except for the effects of the stock split described in Note 1, as to which the date is July 20, 2020, relating to the financial statements of Rackspace Technology, Inc. (formerly known as Rackspace Corp.), which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-239794) of Rackspace Technology, Inc.

/s/ PricewaterhouseCoopers LLP

Austin, Texas

August 4, 2020